Exhibit 10.8

LOAN NO. 58027

SERVICING NO. 3179868

LOAN AGREEMENT

Dated as of May 4, 2004

Between

EXTRA SPACE OF RAYNHAM LLC, EXTRA SPACE OF DOYLESTOWN LLC, EXTRA SPACE OF GLEN ROCK LLC, EXTRA SPACE OF FONTANA ONE LLC, and EXTRA SPACE OF MERRIMACK LLC,

collectively, as Borrower

and

BANK OF AMERICA, N.A.,

as Lender

ARTICLE IX

RESERVE FUNDS

Section 9.1	Required Repairs	54
Section 9.2	Replacements	54
Section 9.3	Intentionally Reserved	55
Section 9.4	Required Work	55
Section 9.5	Release of Reserve Funds	57
Section 9.6	Tax and Insurance Reserve Funds	60
Section 9.7	Intentionally Reserved	61
Section 9.8	Intentionally Reserved	61
Section 9.9	Reserve Funds Generally	61

ARTICLE X

INTENTIONALLY RESERVED

ARTICLE XI

EVENTS OF DEFAULT; REMEDIES

Section 11.1	Event of Default	64
Section 11.2	Remedies	66

ARTICLE XII

ENVIRONMENTAL PROVISIONS

Section 12.1	Environmental Representations and Warranties	67
Section 12.2	Environmental Covenants	68
Section 12.3	Lender’s Rights	69
Section 12.4	Operations and Maintenance Programs	69
Section 12.5	Environmental Definitions	69
Section 12.6	Indemnification	70

ARTICLE XIII

SECONDARY MARKET

Section 13.1	Transfer of Loan	71
Section 13.2	Delegation of Servicing	71
Section 13.3	Dissemination of Information	71
Section 13.4	Cooperation	72

ARTICLE XIV

INDEMNIFICATIONS

Section 14.1	General Indemnification	73
Section 14.2	Mortgage and Intangible Tax Indemnification	74
Section 14.3	ERISA Indemnification	74
Section 14.4	Survival	74

ARTICLE XV

EXCULPATION

Section 15.1	Exculpation	75

ARTICLE XVI

NOTICES

Section 16.1	Notices	77

ARTICLE XVII

FURTHER ASSURANCES

Section 17.1	Replacement Documents	78
Section 17.2	Recording of Mortgage, etc.	78
Section 17.3	Further Acts, etc.	79
Section 17.4	Changes in Tax, Debt, Credit and Documentary Stamp Laws	79
Section 17.5	Expenses	80

ARTICLE XVIII

WAIVERS

Section 18.1	Remedies Cumulative; Waivers	81
Section 18.2	Modification, Waiver in Writing	81
Section 18.3	Delay Not a Waiver	81
Section 18.4	Trial by Jury	81
Section 18.5	Waiver of Notice	82
Section 18.6	Remedies of Borrower	82
Section 18.7	Waiver of Marshalling of Assets	82
Section 18.8	Waiver of Statute of Limitations	82
Section 18.9	Waiver of Counterclaim	82
Section 18.10	Gradsky Waivers	83

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of May 4, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, “Lender”) and EXTRA SPACE OF RAYNHAM LLC, a Massachusetts limited liability company, EXTRA SPACE OF DOYLESTOWN LLC, a Delaware limited liability company, EXTRA SPACE OF GLEN ROCK LLC, a New Jersey limited liability company, EXTRA SPACE OF FONTANA ONE LLC, a California limited liability company, and EXTRA SPACE OF MERRIMACK LLC, a New Hampshire limited liability company, each having an address at 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 (together with its successors and/or assigns, each a “Borrower” and collectively, “Borrowers”).

RECITALS:

Borrowers desire to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Additional Replacement” shall have the meaning set forth in Section 9.5(g) hereof.

“Additional Required Repair” shall have the meaning set forth in Section 9.5(f) hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall have the meaning set forth in Section 7.1 hereof.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Allocated Loan Amount” shall mean the allocated loan amount for each Individual Property set forth on Schedule III attached hereto.

“Alteration Threshold” shall mean $50,000.00.

“Assignment of Management Agreement” shall mean that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Borrower Principal” shall mean Kenneth M. Woolley, an individual or such other Person or entity as may be substituted in accordance with this Agreement.

“Borrower Principal Obligations” shall have the meaning set forth in Section 18.10(c) hereof.

“Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).

“Casualty” shall have the meaning set forth in Section 8.2.

“Closing Date” shall mean the date of the funding of the Loan.

“Control” shall have the meaning set forth in Section 7.1 hereof.

“Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

“Debt Service Coverage Ratio” shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of (i) the Net Operating Income for the same period ending with the most recently completed calendar quarter to (ii) the aggregate amount of Debt Service which would be due for the same period assuming, the maximum principal amount of the Loan is outstanding and calculated at the Note Rate (as defined in the Note).

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning set forth in the Note.

“Doylestown Property” shall have the meaning set forth on Schedule III attached hereto.

“Eligible Account” shall mean a separate and identifiable deposit account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean either Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Notwithstanding the foregoing, prior to a Securitization, Bank of America, N.A. shall be an Eligible Institution.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by the Fontana Borrower and Borrower Principal in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall have the meaning set forth in Section 12.5 hereof.

“Environmental Liens” shall have the meaning set forth in Section 12.5 hereof.

“Environmental Report” shall have the meaning set forth in Section 12.5 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

“Event of Default” shall have the meaning set forth in Section 11.1 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Fontana Borrower” shall mean Extra Space of Fontana One LLC, a California limited liability company.

“Fontana Property” shall have the meaning set forth on Schedule III attached hereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

“Hazardous Materials” shall have the meaning set forth in Section 12.5 hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

“Individual Property” shall mean each parcel of real property listed on Schedule III attached hereto, the Improvements thereon and all personal property owned by the related Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and improvements as more particular described in the granting clauses of such Mortgages.

“Insurance Premiums” shall have the meaning set forth in Section 8.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Investor” shall have the meaning set forth in Section 13.3 hereof.

“Lease” shall have the meaning set forth in the Mortgage.

“Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting any Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Borrower, any Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“LLC Agreement” shall have the meaning set forth in Section 6.1(c).

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Management Agreement and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan-To-Value Ratio” shall mean the ratio, expressed as a percentage of the actual outstanding aggregate principal amount of the (i) Loan at the time the Loan-to-Value Ratio is being calculated to (ii) the appraised value of the Property, based on an updated appraisal.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs,

expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

“Major Lease” shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, demises ten percent (10%) or more of the Property’s net rental income, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

“Management Agreement” shall collectively mean the those management agreements entered into by and between each Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the applicable Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

“Manager” shall mean Extra Space Management, Inc., a Utah corporation or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

“Maturity Date” shall have the meaning set forth in the Note.

“Member” shall have the meaning set forth in Section 6.1(c).

“Monthly Payment Amount” shall have the meaning set forth in the Note.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean, individually and collectively, with respect to each Individual Property, that certain first priority mortgage/deed of trust/deed to secure debt and security agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Operating Income” shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income as such amount may be adjusted by Lender in its good faith discretion based on Lender’s underwriting standards, including without limitation, adjustments for vacancy allowance. Net Operating Income shall be calculated as of the end of each calendar quarter on a twelve (12) month trailing basis.

“Net Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 8.4(b)(vi) hereof.

“Note” shall mean that certain promissory note of even date herewith in the principal amount of $25,680,000.00, made by Borrowers in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Operating Expenses” shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 6% of the Operating Income and the management fees actually paid under the Management Agreements, operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $0.15 per square foot per annum and normalized tenant improvement costs and/or leasing commissions equal to $0.00 per annum, but specifically excluding depreciation and amortization, income taxes, Debt Service, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Reserve Accounts, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant’s Lease or other agreement, and deposits into the Reserve Accounts.

“Operating Income” shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rent, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Participations” shall have the meaning set forth in Section 13.1 hereof.

“Permitted Encumbrances” shall mean collectively with respect to each Individual Property, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, all of which Lender determines in the aggregate as of the date hereof do not materially adversely affect the value or use of any Individual Property or Borrowers’ ability to repay the Loan.

“Permitted Investments” shall mean to the extent available from Lender or Lender’s servicer for deposits in the Reserve Accounts, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

(a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated “AAA” or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

(b) Federal Housing Administration debentures;

(c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(d) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(h) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean, collectively, the reports prepared by a company satisfactory to Lender regarding the physical condition of each Individual Property, satisfactory in form and substance to Lender in its sole discretion.

“Policies” shall have the meaning specified in Section 8.1(b) hereof.

“Prohibited Transfer” shall have the meaning set forth in Section 7.2 hereof.

“Property” shall mean, collectively, each Individual Property, the Improvements thereon and all Personal Property owned by the related Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property”.

“Qualified Manager” shall mean Manager or a reputable and experienced owner, operator or developer (a) which manages Class “A” or “B” self-storage facilities, is owner, operator, developer or manager of self-storage facilities containing in the aggregate, not less than 2,000,000 rentable square feet and is not and within the last seven (7) years has not, been the subject of a bankruptcy proceeding and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

“REA” shall mean any “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.

“Release” shall have the meaning set forth in Section 12.5 hereof.

“Rent Roll” shall have the meaning set forth in Section 4.25 hereof.

“Rents” shall have the meaning set forth in the Mortgage.

“Replacement Reserve Account” shall have the meaning set forth in Section 9.2(b) hereof.

“Replacement Reserve Funds” shall have the meaning set forth in Section 9.2(b) hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 9.2(b) hereof.

“Replacements” shall have the meaning set forth in Section 9.2(a) hereof.

“Required Repair Account” shall have the meaning set forth in Section 9.1(b) hereof.

“Required Repair Funds” shall have the meaning set forth in Section 9. l(b) hereof.

“Required Repairs” shall have the meaning set forth in Section 9.1(a) hereof.

“Required Work” shall have the meaning set forth in Section 9.4 hereof.

“Reserve Accounts” shall mean the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Required Repair Account or any other escrow account established by the Loan Documents.

“Reserve Funds” shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Required Repair Funds or any other escrow funds established by the Loan Documents.

“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of an Individual Property, the completion of the repair and restoration of such Individual Property as nearly as possible to such Individual condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Consultant” shall have the meaning set forth in Section 8.4(b)(iii) hereof.

“Restoration Retainage” shall have the meaning set forth in Section 8.4(b)(iv) hereof.

“Restricted Party” shall have the meaning set forth in Section 7.1 hereof.

“Sale or Pledge” shall have the meaning set forth in Section 7.1 hereof.

“Scheduled Payment Date” shall have the meaning set forth in the Note.

“Securities” shall have the meaning set forth in Section 13.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 13.1 hereof.

“Special Member” shall have the meaning set forth in Section 6.1(c).

“SPE Component Entity” shall have the meaning set forth in Section 6.l(b) hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“State” shall mean the state in which an Individual Property or any part thereof is located.

“Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 9.6 hereof.

“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 9.6 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of any Individual Property under a Lease or other occupancy agreement with Borrower.

“Termination Fee Deposit” shall have the meaning set forth in Section 9.3(b).

“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

“Transferee” shall have the meaning set forth in Section 7.5 hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrowers hereby agree to accept the Loan on the Closing Date.

Section 2.2 Disbursement to Borrowers. Borrowers may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

Section 2.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

Section 2.4 Loan Payments. The Loan and interest thereon shall be payable pursuant to the terms of the Note.

Section 2.5 Loan Prepayments. The Loan may not be prepaid, in whole or in part, except in strict accordance with the express terms and conditions of the Note.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers or waiver by Lender of all of the conditions precedent to closing set forth in the application or the term sheet for the Loan delivered by Borrowers to Lender and any commitment or commitment rider to the application for the Loan issued by Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrowers and, where specifically indicated, each Borrower Principal represents and warrants to Lender as of the Closing Date that:

Section 4.1 Organization. Each Borrower and each Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Borrower is the ownership, management and operation of the related Individual Property, and (d) in the case of each Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the related Individual Property pursuant to the terms of the Loan Documents, and in the case of each Borrower and each Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Each Borrower and each Borrower Principal represent and warrant that the chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in each Borrower, each SPE Component Entity (if any) and each Borrower Principal (when not an individual).

Section 4.2 Status of Borrower. Each Borrower’s exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Each Borrower is an organization of the type specified on the first page of this Agreement. Each Borrower is incorporated in or organized under the laws of the state of Delaware, Massachusetts, California, New Hampshire and New Jersey as applicable. Each Borrower’s principal place of business and chief executive office, and the place where each Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of such Borrower) the address of each Borrower set forth on the first page of this Agreement. Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of the Note.

Section 4.3 Validity of Documents. Each Borrower and each Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each Borrower and each Borrower Principal and constitute the legal, valid and binding obligations of Borrowers and each Borrower Principal enforceable against Borrowers and each Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.4 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by each Borrower and each Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Borrower or any Borrower Principal pursuant to the terms of any agreement or instrument to which any Borrower or any Borrower Principal is a party or by which any of any Borrower’s or Borrower Principal’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any Borrower Principal or any of any Borrower’s or Borrower Principal’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by each Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

Section 4.5 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrowers’ or Borrower Principal’s knowledge, threatened against or affecting any Borrower, any Borrower Principal, the Manager or any Individual Property, which actions, suits or proceedings, if determined against any Borrower, any Borrower Principal, the Manager or any Property, would materially adversely affect the condition (financial or otherwise) or business of any Borrower or any Borrower Principal or the condition or ownership of the related Individual Property.

Section 4.6 Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which would materially and adversely affect any Borrower or any related Individual Property, or any Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Borrower or the Property is bound. No Borrower has a material financial obligation under any agreement or instrument to which any Borrower is a party or by which any Borrower or any Individual

Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

Section 4.7 Solvency. Each Borrower and each Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of each Borrower and each Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of each Borrower and each Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against any Borrower, any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither any Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of any Borrower’s assets or property, and no Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower or any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.

Section 4.8 Full and Accurate Disclosure. No statement of fact made by or on behalf of any Borrower or any Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of any Borrower or any Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower or any Borrower Principal which has not been disclosed to Lender which adversely affects, nor as far as any Borrower or any Borrower Principal can reasonably foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of any Borrower or any Borrower Principal.

Section 4.9 No Plan Assets. No Borrower is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Borrower is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERJSA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

Section 4.10 Not a Foreign Person. No Borrower nor Borrower Principal is a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.

Section 4.11 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither any Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any of the Loan Documents.

Section 4.12 Business Purposes. The Loan is solely for the business purposes of Borrowers, and is not for personal, family, household, or agricultural purposes.

Section 4.13 Compliance. Each Borrower and each Individual Property and the use and operation thereof comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrowers’ knowledge, no Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and no Borrower has received no written notice of any such default or violation. There has not been committed by any Borrower or, to Borrowers’ knowledge, any other Person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.

Section 4.14 Financial Information. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrowers, any Borrower Principal and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrowers, Borrower Principal or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrowers and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or Borrower Principal from that set forth in said financial statements.

Section 4.15 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrowers’ best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to the related Individual Property.

Section 4.16 Utilities and Public Access; Parking. Each Individual Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each Individual Property for full utilization of each Individual Property for its intended uses. All public utilities necessary to the full use and enjoyment of each Individual Property as currently used and enjoyed are located either in the public right-of-way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Individual Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. Each Individual Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

Section 4.17 Separate Lots. Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with each Individual Property or any portion thereof.

Section 4.18 Assessments. To Borrowers’ knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

Section 4.19 Insurance. Borrowers have obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and to Borrowers’ knowledge, no Person, including Borrowers, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 4.20 Use of Property. Each Individual Property is used exclusively for self-storage purposes and other appurtenant and related uses.

Section 4.21 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of each Individual Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrowers shall keep and maintain all licenses necessary for the operation of the each Individual Property for the purpose intended herein. The use being made of each Individual Property is in conformity with the certificate of occupancy and any permits or licenses issued for the related Individual Property.

Section 4.22 Flood Zone. None of the Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, the related Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

Section 4.23 Physical Condition. To Borrowers’ knowledge after due inquiry, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrowers’ knowledge after due inquiry, there exists no structural or other material defects or damages in any Individual Property, as a result of a

Casualty or otherwise, and whether latent or otherwise. No Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.24 Boundaries. (a) None of the Improvements which were included in determining the appraised value of each Individual Property lie outside the boundaries and building restriction lines of the related Property to any material extent, and (b) no improvements on adjoining properties encroach upon any Individual Property and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements so as to materially affect the value or marketability of any Individual Property.

Section 4.25 Leases and Rent Roll. Borrowers have delivered to Lender a true, correct and complete rent roll for each Individual Property (each a “Rent Roll”) which includes all Leases affecting each Individual Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). Except as set forth in each Rent Roll (as same has been updated by written notice thereof to Lender) delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the Tenants under the Leases have accepted possession of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and the related Borrower has no monetary obligations to any Tenant under any Lease; (d) not more than five percent (5%) of the Tenants at any Individual Property has prepaid Rents more than thirty (30) days in advance and no Tenant at any Individual Property has prepaid Rent more than one (1) year in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has the related Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) no more than five percent (5%) of the Tenants at any Individual Property are in default of the rental payment; (h) all security deposits, if any, under the Leases have been collected by the related Borrower; (i) the related Borrower is the sole owner of the entire landlord’s interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of the related Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the related Individual Property or any portion thereof except under the terms of a Lease; (1) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the related Individual Property or any part thereof; and (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder.

Section 4.26 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, each Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

Section 4.27 Management Agreement. Each Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

Section 4.28 Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

Section 4.29 Construction Expenses. All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full. To Borrowers’ knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting any Individual Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

Section 4.30 Personal Property. Each Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants’ property) used in connection with the operation of the related Individual Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

Section 4.31 Taxes. Each Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither any Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 4.32 Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of any Individual Property or impairs Borrowers’ ability to pay its obligations in a timely manner.

Section 4.33 Federal Reserve Regulations. Borrowers will not use the proceeds of the Loan for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

Section 4.34 Investment Company Act. No Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the

Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.35 Reciprocal Easement Agreements. With respect to any REA:

(a) No Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;

(b) All easements granted pursuant to the REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

(c) All sums due and owing by any Borrower to the other parties to any REA (or by the other parties to the REA to any Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;

(d) The terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between any Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

Section 4.36 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrowers or their agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrowers in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrowers. Borrowers have disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 4.37 Special Purpose Entity. Each Borrower and each SPE Component Entity meet all of the requirements of Section 6.1 as of the Closing Date.

Section 4.38 Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Borrowers to pay in full all sums due under the Note or any of its other obligations in a timely manner or (ii) the use of any Individual Property for the use currently being made thereof, the operation of any Individual Property as currently being operated or the value of such Individual Property.

Section 4.39 Intellectual Property. All trademarks, trade names and service marks necessary to the business of each Borrower as presently conducted or as each Borrower contemplates conducting its business are in good standing and, to the extent of Borrower’s actual knowledge, uncontested. Borrowers have not infringed, are not infringing, and have not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrowers’ knowledge, there is no infringement by others of trademarks, trade names and service marks of any Borrower.

Section 4.40 Assumptions. Each of the assumptions contained in the opinion related to issues of substantive consolidation delivered by Borrowers to Lender on the date hereof are true and accurate.

Section 4.41 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrowers or Borrower Principal shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) and any Executive Orders or regulations promulgated thereunder (including, without limitation, Executive Order No. 13224 on Terrorist Financing), with the result that the investment in Borrowers or Borrower Principal, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrowers or Borrower Principal, as applicable, with the result that the investment in Borrowers or Borrower Principal, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrowers or Borrower Principal, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrowers or Borrower Principal, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

Section 4.42 Survival. Borrowers agree that, unless expressly provided otherwise, all of the representations and warranties of Borrowers set forth in this Article 4 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of each Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby covenant and agree with Lender that:

Section 5.1 Existence; Compliance with Legal Requirements. (a) Borrowers shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their existence, rights, licenses, permits and franchises and materially comply with all Legal Requirements applicable to it and the related Individual Property. Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrowers shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of each Individual Property.

(b) After prior written notice to Lender, a Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the related Individual Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower or the related Individual Property is subject and shall not constitute a default thereunder; (iii) neither such Individual Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor any Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on any Borrower or Lender; (v) such Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by such Borrower with the Legal Requirements; and (vi) such Borrower shall have furnished to Lender all other items reasonably requested by Lender.

Section 5.2 Maintenance and Use of Property. Each Borrower shall cause the related Individual Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed or demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement of the Personal Property) without the consent of Lender. If under applicable zoning provisions the use of all or any portion of an Individual Property is or shall become a nonconforming use, the related Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 5.3 Waste. No Borrower shall commit or suffer any waste of the related Individual Property or make any change in the use of the related Individual Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the related Individual Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the related Individual Property or the security for the Loan. No Borrower will, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Individual Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 5.4 Taxes and Other Charges. (a) Borrowers shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Individual Property or any part thereof as the same become due and payable; provided, however, Borrowers’ obligation to directly pay Taxes shall be suspended for so long as Borrowers comply with the terms and provisions of Section 9.6 hereof. Borrowers shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrowers are not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Individual Properties, and shall promptly pay for all utility services provided to the Individual Properties.

(b) After prior written notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrowers shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the related Individual Property; and (vi) Borrowers shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrowers have paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the related Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

Section 5.5 Litigation. Borrowers shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower which might materially adversely affect any Borrower’s condition (financial or otherwise) or business or the Property.

Section 5.6 Access to Property. Each Borrower shall permit agents, representatives and employees of Lender to inspect the related Individual Property or any part thereof at reasonable hours upon reasonable advance written notice (except in the case of an emergency, as determined in Lender’s sole discretion, or if an Event of Default has occurred and is continuing).

Section 5.7 Notice of Default. Borrowers shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of any Borrower, any Borrower Principal or any Individual Property or of the occurrence of any Default or Event of Default of which Borrowers have knowledge.

Section 5.8 Cooperate in Legal Proceedings. Borrowers shall at Borrowers’ expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 5.9 Performance by Borrowers. Borrowers shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrowers under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to each Individual Property and any amendments, modifications or changes thereto.

Section 5.10 Awards; Insurance Proceeds. Borrowers shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrowers of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the related Individual Property or any part thereof) out of such Awards or Insurance Proceeds.

Section 5.11 Financial Reporting.

(a) Borrowers and Borrower Principal shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

(i) quarterly and annual (and prior to a Securitization, if requested by Lender, monthly) certified occupancy/vacancy/unit mix report signed and dated by each Borrower (in the form previously delivered to Lender) for each Individual Property or, upon request of Lender, certified rent rolls signed and dated by each Borrower, with respect to the related Individual Property, detailing the names of all Tenants of the Improvements, the portion of Improvements occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease, and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of such Borrower, as applicable;

(ii) quarterly and annual (and prior to a Securitization, if requested by Lender, monthly) operating statements of each Individual Property, prepared and certified by the related Borrower in the form required by Lender (or if required by Lender, an audited annual operating statement prepared by an independent certified public accountant acceptable to Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of such Borrower, as applicable; and

(iii) annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrowers and Borrower Principal in the form required by Lender, prepared and certified by Borrowers and Borrower Principal (or if required by Lender, annual audited financial statements prepared by an independent certified public accountant acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrowers and Borrower Principal, as the case may be;

(b) Upon request from Lender, Borrowers shall promptly furnish to Lender:

(i) Intentionally Reserved;

(ii) an accounting of all security deposits held in connection with any Lease of any part of each Individual Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

(iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of any Individual Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

(c) Borrowers and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

(d) All items requiring the certification of Borrowers shall, except where any Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrowers, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

(e) Without limiting any other rights available to Lender under this Loan Agreement or any of the other Loan Documents, in the event Borrowers shall fail to timely furnish Lender any financial document or statement in accordance with this Section 5.11, Borrowers shall promptly pay to Lender a non-refundable charge in the amount of $250.00 for each such failure. The payment of such amount shall not be construed to relieve Borrowers of any Event of Default hereunder arising from such failure.

Section 5.12 Estoppel Statement. (a) After request by Lender, Borrowers shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrowers shall use their best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Major Tenants with respect to any Individual Property as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

Section 5.13 Leasing Matters. (a) Each Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms and in accordance with commercially reasonable leasing standards for the self-storage industry, (ii) is an arm’s-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the related Individual Property taken as a whole, (iv) is subject and subordinate to the related Mortgage and the Tenant thereunder agrees to attorn to Lender, (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the related Individual Property, and (vi) is written on the standard form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrowers’ expense. Each Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with such Borrower’s certification that it has satisfied all of the conditions of this Section.

(b) Each Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which such Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord’s interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

(c) Each Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the related Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of an Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at the related Borrower’s expense. Each Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with such Borrower’s certification that it has satisfied all of the conditions of this subsection.

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.

Section 5.14 Property Management.

(a) Each Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the related Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the related Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by any Borrower under the related Management Agreement; (iv) promptly give notice to Lender of any notice or information that any Borrower receives which indicates that Manager is terminating the related Management Agreement or that Manager is otherwise discontinuing its management of the related Individual Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the related Management Agreement.

(b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; (iii) a default has occurred and is continuing under any Management Agreement, the related Borrower shall, at the request of Lender terminate the related Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

(c) In addition to the foregoing, in the event that Lender, in Lender’s reasonable discretion, at any time prior to the termination of the Assignment of Management Agreement, determines that an Individual Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Lender may deliver written notice thereof to the related Borrower and Manager, which notice shall specify with particularity the grounds for Lender’s determination. If Lender reasonably determines that the conditions specified in Lender’s notice are not remedied to Lender’s reasonable satisfaction by the related Borrower or Manager within thirty (30) days from the date of such notice or that the related Borrower or Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct the related Borrower to terminate the related Management Agreement and to replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

(d) No Borrower shall, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel any Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the related Individual Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that a Borrower replaces Manager at any time during the term of the Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

(e) If during the term of the Loan the a Borrower replaces the Manager with a new property manager that is an Affiliated Manager, the Borrowers shall deliver to Lender an opinion as to non-consolidation issues between the Borrowers and such Affiliated Manager, such opinion to be acceptable to the Lender and the Rating Agencies.

Section 5.15 Liens. No Borrower shall, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except Permitted Encumbrances.

Section 5.16 Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

Section 5.17 Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of the related Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the related Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

Section 5.18 ERISA. (a) No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Each Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) such Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Such Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

Section 5.19 No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of the related Individual Property with (a) any other real property constituting a tax lot separate from the related Individual Property, or (b) any portion of the related Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the related Individual Property.

Section 5.20 Reciprocal Easement Agreements. No Borrower shall enter into, terminate or modify any REA without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

Section 5.21 Alterations. Lender’s prior approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on any Individual Property, (b) that are structural in nature, or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, the related Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for such Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Section 5.22 Trade Indebtedness. Each Borrower shall pay its trade payables and operational debt upon the earlier to occur of (a) sixty (60) days of the date incurred, and (b) the date the same is due and payable.

Section 5.23 Intentionally Reserved.

Section 5.24 Redevelopment Agreement. Fontana Borrower shall comply with all of the terms and conditions set forth in that certain “Poplar Mini Storage Owner Participation Agreement”, dated as of September 18, 2001, between the Fontana Redevelopment Agency, a California public agency and Lock and Load Self Storage LLC, a California limited liability company (“Prior Owner”), as amended and assigned pursuant to that certain Assignment of the Owner Participation Agreement, effective as of July 8, 2002, by and between the Prior Owner and Fontana Borrower (as the same may be further amended or otherwise modified from time to time, the “Redevelopment Agreement”). Fontana Borrower shall send to Lender copies of all notices sent and received under Redevelopment Agreement. Fontana Borrower shall not amend or modify the Redevelopment Agreement in any manner without the prior written consent of Lender.

Section 5.25 Parking Striping. Within thirty (30) days of the Closing Date, the Fontana Borrower shall cause two (2) additional parking spaces to be striped at the Fontana Property. Upon completion of such striping, the Fontana Borrower shall deliver acceptable evidence of completion to Lender as Lender may require (which evidence shall include, but not be limited to, a certification from the Fontana Borrower.

Section 5.26 Environmental Insurance Policy. Within thirty (30) days of the Closing Date, Borrowers shall add Lender, together with its successors and assigns as an additional insured to the environmental insurance policy in place at the Doylestown Property and shall deliver evidence of the same together with a copy of such insurance policy.

ARTICLE VI

ENTITY COVENANTS

Section 6.1 Single Purpose Entity/Separateness. Until the Debt has been paid in full, each Borrower represents, warrants and covenants as follows:

(a) Each Borrower has not and will not:

(i) engage in any business or activity other than the ownership, operation and maintenance of the related Individual Property, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the applicable Individual Property, and (B) such incidental Personal Property as may be necessary for the operation of such Individual Property;

(iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv) fail to observe all applicable organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v) own any subsidiary, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided, however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that each Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that such Borrower is a separate legal entity and that it maintains separate books and records;

(ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of any Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except, in each case, as provided by the Loan Documents;

(xii) make any loans or advances to any Person;

(xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses or to use separate stationery, invoices and checks;

(xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

(xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.

(b) If a Borrower is a partnership or a limited liability company (other than a single-member Delaware limited liability company that meets all of the requirements of

Sections 6.1(c) and 6.1(d) of this Agreement), each general partner in the case of a general partnership, at least one general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of such Borrower, as applicable, shall be a corporation or a Delaware limited liability company meeting all of the requirements of Sections 6.1(c) and 6.1(d). The sole asset of an SPE Component Entity (if any) shall be a direct interest in such Borrower of not less than one-half of one percent (0.5%). Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.l(a)(iii) - (vi) and (viii) - (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in such Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in such Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause such Borrower to comply with the provisions of this Section 6.1. Prior to the withdrawal or the disassociation of any SPE Component Entity from such Borrower, such Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company agreement are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent a Borrower is a single member Delaware limited liability company, so long as such Borrower maintains such formation status and complies with the requirements of Section 6.1(c) and 6.1(d) hereof, no SPE Component Entity shall be required.

(c) In the event a Borrower or a SPE Component Entity (if any) is a single-member Delaware limited liability company that has only one (1) member or, in the case of Extra Space Properties Five LLC, two (2) members, the limited liability company agreement of such entity (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of such entity (“Member”) to cease to be the member of such entity (other than (A) upon an assignment by Member of all of its limited liability company interest in such entity and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member in either case in accordance with the terms of the Loan Documents and the LLC Agreement), a specified person who is not an equity member of such Borrower and who has signed the LLC Agreement shall without any action of any other Person and simultaneously with the Member ceasing to be the member of such entity, automatically be admitted to such entity (“Special Member”) and shall continue such entity without dissolution and (ii) Special Member may not resign from such entity or transfer its rights as Special Member unless a successor Special Member has been admitted to such entity as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of such entity upon the admission to such entity of a substitute Member, (ii) Special Member shall be a member of such entity that has no interest in the profits, losses and capital of such entity and has no right to receive any distributions of such entity assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to such entity and shall not receive a limited liability company interest in such entity, (iv) Special Member, in its capacity as Special Member, may not bind such entity, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as

Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such entity, including, without limitation, the merger, consolidation or conversion of such entity. In order to implement the admission to such entity of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to such entity as Special Member, Special Member shall not be a member of such entity.

(d) In the event a Borrower or SPE Component entity (if any) is a Delaware limited liability company having only one (1) member (“Member”), upon the occurrence of any event that causes the Member to cease to be a member of such entity, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in such entity, agree in writing (i) to continue such entity and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such entity, effective as of the occurrence of the event that terminated the continued membership of Member of such entity in such entity. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of such entity and upon the occurrence of such an event, the business of such entity shall continue without dissolution. The LLC Agreement shall provided that each of Member and Special Member waives any right it might have to agree in writing to dissolve such entity upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of such entity.

(e) Each of the Borrowers shall at all times have as its sole member a limited liability company having organizational documents substantially similar to those of Extra Space Properties Five LLC at the time of the Closing Date.

Section 6.2 Change of Name, Identity or Structure. No Borrower shall change or permit to be changed (a) such Borrower’s name, (b) such Borrower’s identity (including its trade name or names), (c) such Borrower’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of such Borrower, each SPE Component Entity (if any), or Borrower Principal, (e) such Borrower’s state of organization, or (f) such Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in any Borrower’s structure, without first obtaining the prior written consent of Lender. In addition, no Borrower shall change or permit to be changed any organizational documents of any Borrower or any SPE Component Entity (if any) if such change would violate, cause such organizational documents to conflict with, or otherwise adversely impact the covenants set forth in Section 6.1 hereof. Borrowers authorize Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the related Individual Property, and representing and warranting that such Borrower does business under no other trade name with respect to the related Individual Property. If any Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to such Borrower subsequently changes, such Borrower shall promptly notify Lender of such organizational identification number or change.

Section 6.3 Business and Operations. Borrowers will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of each Individual Property.

Section 6.4 Backwards Representations as to each Borrower.

(a) Borrower Entity. Each Borrower hereby represents with respect to each Borrower that from the date of such entity’s respective formation to the date of this Agreement:

1.	is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;

2.	has no judgments or liens of any nature against it except for tax liens not yet due;

3.	is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate;

4.	is not involved in any dispute with any taxing authority;

5.	has paid all taxes which it owes;

6.	has never owned any real property other than the applicable Individual Property and Personal Property necessary or incidental to its ownership or operation of the Individual Property and has never engaged in any business other than the ownership and operation of the Individual Property;

7.	is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

8.	has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

9.	has prepared a Phase One environmental report(s) for each Individual Property and no such environmental report has recommended further testing or remediation of any area of environmental concern which has not been corrected in full.;

10.	has materially complied with the separateness covenants referred to in the Nonconsolidation Opinion since its formation; and

11.	has no material contingent or actual obligations not related to the Individual Property; and

(b) Borrower Separateness. Each Borrower hereby represents from the date of such entity’s respective formation to the date of this Agreement that it:

1.	has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

2.	has paid all of its debts and liabilities from its assets;

3.	has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

4.	has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

5.	has not had its assets listed as assets on the financial statement of any other Person;

6.	has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law, or has properly filed a consolidated tax return) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

7.	has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

8.	has corrected any known misunderstanding regarding its status as a separate entity;

9.	has conducted all of its business and held all of its assets in its own name;

10.	has not identified itself or any of its affiliates as a division or part of the other;

11.	has maintained and utilized separate stationery, invoices and checks bearing its own name;

12.	has not commingled its assets with those of any other Person and has held all of its assets in its own name;

13.	has not guaranteed or become obligated for the debts of any other Person;

14.	has not held itself out as being responsible for the debts or obligations of any other Person;

15.	has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

16.	has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

17.	has maintained adequate capital in light of its contemplated business operations;

18.	has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

19.	has not owned any subsidiary or any equity interest in any other entity;

20.	has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents; and

21.	has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents.

Section 6.5 Backwards Representations as to Extra Space Properties Five LLC, a Delaware limited liability company (“Sole Member”).

(a) Entity. Each Borrower represents that with respect to Extra Space Properties Five, LLC from the date of such entity’s formation on August 7, 2002 to the date of this Agreement that such entity:

1.	is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;

2.	has no judgments or liens of any nature against it except for tax liens not yet due;

3.	is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate;

4.	is not involved in any dispute with any taxing authority;

5.	has paid all taxes which it owes;

6.	has never owned any property other than its membership interests as the sole member of each of the Borrowers and such necessary or incidental to its ownership of such membership interests and has never engaged in any business other than the ownership such membership interests;

7.	is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

8.	has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

9.	intentionally reserved;

10.	has materially complied with the separateness covenants referred to in the non-consolidation opinion since its formation; and

11.	has no material contingent or actual obligations not related to the ownership of the membership interests in Borrowers; and

(b) Separateness. Each Borrower represents with respect to Extra Space Properties Five, LLC from the date of such entity’s formation on August 7, 2002 to the date of this Agreement that such entity:

1.	has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Sole Member Related Party” and collectively, the “Sole Member Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

2.	has paid all of its debts and liabilities from its assets;

3.	has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

4.	has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

5.	has not had its assets listed as assets on the financial statement of any other Person;

6.	has filed its own tax returns (except to the extent that it has been a tax- disregarded entity not required to file tax returns under applicable law, or has properly filed a consolidated tax return) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

7.	has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Sole Member Related Party);

8.	has corrected any known misunderstanding regarding its status as a separate entity;

9.	has conducted all of its business and held all of its assets in its own name;

10.	has not identified itself or any of its affiliates as a division or part of the other;

11.	has maintained and utilized separate stationery, invoices and checks bearing its own name;

12.	has not commingled its assets with those of any other Person and has held all of its assets in its own name;

13.	has not guaranteed or become obligated for the debts of any other Person;

14.	has not held itself out as being responsible for the debts or obligations of any other Person;

15.	has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Sole Member Related Party;

16.	has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

17.	has maintained adequate capital in light of its contemplated business operations;

18.	has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

19.	has not owned any subsidiary or any equity interest in any other entity other than in each Borrower;

20.	has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents; and

21.	has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents or those certain obligations set forth in Section 11.2 of its operating agreement which have been guaranteed to Equibase Mini Warehouse LLC by Kenneth M. Woolley and Extra Space Storage LLC.

ARTICLE VII

NO SALE OR ENCUMBRANCE

Section 7.1 Transfer Definitions. For purposes of this Article 7 an “Affiliated Manager” shall mean Extra Space Management, LLC or any managing agent in which any Borrower, Borrower Principal, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; “Control” shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; “Restricted Party” shall mean any Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager but shall exclude Equibase Mini Warehouse LLC, a Delaware limited liability company; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Section 7.2 No Sale/Encumbrance. Subject to the provisions of Section 7.3, (a) No Borrower shall cause or permit a transfer of the Property nor permit a transfer of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein a Borrower agrees to sell an Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by a Borrower leasing all or a substantial part of the related Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager other than Kenneth M. Woolley or Kent W. Christensen or Charles L. Allen (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

Section 7.3 Permitted Transfers. (a) Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party other than any Borrower except in connection with the transfers described in clauses (iii), (iv) and (v) below and the REIT OP Transfers (as defined below); (iii) the sale, pledge, transfer, conversion, issuance or redemption of publicly-traded securities in any publicly traded parent of any Borrower or of the securities issued by the REIT or the REIT OP (as defined below) provided the REIT controls the REIT OP, and the REIT is controlled by the holders of its publicly traded securities which are listed on the New York Stock Exchange or such other nationally recognized stock exchange; (iv) the conversion of the REIT OP (as defined below) units into securities of the REIT; or (v) a buy out by Extra Space Storage LLC, a Delaware limited liability company (“ESS”) of any or all of the membership interests held by David Husman and Michael Husman in Extra Space V LLC, a Delaware limited liability company (“Extra Space V”) and/or a buy out by Extra Space V of any or all of the membership interests held by Equibase Mini Warehouse LLC, a Delaware limited liability company in Extra Space Properties Five LLC, a Delaware limited liability company (“Extra Space Five”) and the related assignment of Extra Space V’s membership interests in Extra Space Five to ESS (if such related assignment shall occur); provided, however, except as otherwise specifically permitted in this Section 7.3 (a)(iii), (iv) and (v), no such transfers shall result in a change in Control in the Restricted Party or change in control of the Property or cause the transferee to own, together with its Affiliates, an aggregated interest in any Borrower or SPE Component Entity (if any), of greater than forty-nine percent (49%), whether such interest is direct or indirect, and as a condition to each such transfer described in clauses (a)(i), (ii) and (v) above, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer and Lender shall be reimbursed for all expenses (including legal fees) incurred by Lender in connection with all transfers permitted under this Section 7.3.

(b) In addition to and notwithstanding anything to the contrary contained in this Section 7.3, (i) ESS shall continue to own, directly or indirectly, the amount of the beneficial interests in Borrowers it owns as of the Closing Date and (ii) Kenneth M. Woolley (“Woolley”) shall continue to own, directly or indirectly, prior to the REIT IPO Transfers, at least ten 10% of the beneficial interests in ESS and Control, directly or indirectly, Borrowers (and after the REIT IPO Transfers, each Individual Property shall be managed by a Qualified Manager in the event Woolley does not own such beneficial interests in ESS and does not Control the Borrowers). Except as otherwise specifically permitted in Section 7.3(a)(iii), (iv) and (v), any transfer that results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party shall comply with the requirements of Section 7.4 hereof.

(c) Additionally, the following transfers shall not be considered Prohibited Transfers: transfers of membership interests in ESS to (i) a newly-formed corporation (A) which has one or more classes of shares or other ownership interests that are registered with the Securities Exchange Commission and are publicly traded on a national securities exchange or in the over-the-counter securities market and (B) has the status of a real estate investment trust, as defined in Section 856(a) of the Internal Revenue Code and which satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Internal Revenue Code (“REIT”), (ii) a newly-formed limited partnership controlled by the REIT formed for the purpose of functioning as the REIT’s operating partnership (a “REIT OP”) or (iii) a newly formed Massachusetts business trust formed as a subsidiary of the REIT for the purpose of being the general partner and/or the limited partner of the REIT OP (“REIT TRUST”) (collectively, the “REIT IPO Transfers”), subject to satisfaction of the following conditions: (1) at all times the REIT or the REIT OP continues to own and control ESS, and ESS continues to own, directly or indirectly, all of Borrowers; (2) at all times the Borrowers shall be Controlled by Woolley or the REIT or the REIT OP (and a Qualified Manager shall manage each Individual Property); (3) Lender’s receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization and (4) Lender shall be reimbursed for all expenses (including legal fees) incurred by Lender in connection with the REIT IPO Transfers and Lender shall have received payment of a $10,000.00 processing fee.

(d) Woolley, as Borrower Principal, may be replaced by a Replacement Borrower Principal (as defined below) upon Borrowers’ request and upon (i) Borrowers’ satisfaction of the conditions in clauses Section 7.3(c) above, (ii) Lender’s receipt of such documentation as Lender may require, each executed and delivered by the Replacement Borrower Principal (defined below), and (iii) Lender’s determination that no actual pending or threatened actions or claims then exist against Lender, any Borrower or any Individual Property. Upon the satisfaction of all of the conditions in the immediately preceding sentence, Woolley shall be released from (y) liability as a Borrower Principal under Articles IV, V, XV and XVIII and Section 13.4 and such other provisions of this Agreement as to matters which occur after Woolley is replaced by the Replacement Borrower Principal, and (z) liability for matters arising under Section 12.6 of this Agreement and under the Environmental Indemnity Agreement as to matters which occur after Woolley is replaced by the Replacement Borrower Principal; provided, however, Woolley shall remain liable for actions that occurred prior to such replacement and for actions that arise after such replacement but the causes of which occurred while Woolley was Borrower Principal. As used above, “Replacement Borrower Principal” shall mean the REIT OP.

Section 7.4 Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) a new manager for the applicable Individual Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrowers whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Article 7, if any Sale, Pledge or other transfer of an interest in any Restricted Party (other than a transfer permitted under Section 7.3(a)(iii), (iv) or (v) or Section 7.3(c) results in any Person together with its Affiliates either having Control over any Restricted Party or owning an aggregated interest in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, whether such interest are direct or indirect, Borrowers shall, prior to such Sale, pledge or other transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies .

Section 7.5 Assumption. Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a “Transferee”) provided that each of the following terms and conditions are satisfied:

(a) no Default or Event of Default has occurred;

(b) Borrowers shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c) Borrowers shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the transfer;

(d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

(e) Borrowers and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f) Borrowers shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

(g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

(h) Transferee shall assume the obligations of Borrowers under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

(i) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgages, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

(j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

(k) Borrowers’ obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

(l) in the event a substantive non-consolidation opinion was required in connection with the closing of the Loan, Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale or Pledge of the Property.

ARTICLE VIII

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 8.1 Insurance.

(a) Borrowers shall obtain and maintain, or cause to be maintained, at all times insurance for each of the Borrowers and each of the Individual Properties providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000 for all such insurance coverage; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrowers shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event any of the Individual Properties are located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and Article 14 hereof to the extent the same is available;

(iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of twenty-four (24) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the related Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. For hotels, motels, health care, and other property types without a standard rent roll, the amount of business income insurance required shall be not less than twenty four (24) months of debt service, taxes, insurance, and other fixed expenses. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers’ reasonable estimate of the gross income from the Individual Property for the succeeding period of coverage as required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “all risks” insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) excess liability insurance in an amount not less than $10,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above;

(viii) insurance against damage resulting from acts of terrorism, on terms consistent with the commercial property insurance policy required under subsection (i) above and on terms consistent with the business income policy required under subsection (iii) above;

(ix) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the each Individual Property located in or around the region in which an Individual Property is located.

(b) All insurance provided for in Section 8.1 (a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the applicable State and having a claims paying ability rating of “AA” or better by S&P. The Policies described in Section 8.1 (a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified copies of all Policies to Lender not later than thirty (30) days after the Closing Date. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, renewal Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to each Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Individual Property in compliance with the provisions of Section 8.1(a).

(d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name the related Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of any Borrower, or anyone acting for any Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an additional insured;

(iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrowers, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

Section 8.2 Casualty. If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the related Individual Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrowers. Borrowers shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

Section 8.3 Condemnation. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any

Individual Property of which Borrowers have knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrowers shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrowers shall, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrowers shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 8.4 Restoration. The following provisions shall apply in connection with the Restoration of an Individual Property:

(a) If the Net Proceeds shall be less than $50,000 and the costs of completing the Restoration shall be less than $50,000, the Net Proceeds will be disbursed by Lender to the related Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and the related Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than $50,000 or the costs of completing the Restoration are equal to or greater than $50,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term “Net Proceeds” for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Insurance Proceeds”), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to the related Borrower for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on such Individual Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of the Property’s fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting such Individual Property is taken, such land is located along the perimeter or periphery of such Individual Property, and less than fifteen percent (15%) of the aggregate floor area of the Improvements is taken and the taking does not exceed fifteen percent (15%) of the Property’s fair market value immediately prior to the occurrence of such taking;

(C) Leases covering in the aggregate at least seventy-five percent (75%) of the total rentable space in such Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

(D) The related Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to such Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting such Individual Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

(G) such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;

(H) the Restoration shall be done and completed by the related Borrower in an expeditious’ and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to such Individual Property or the Improvements;

(J) the related Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by such Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by the related Borrower with Lender are sufficient in Lender’s reasonable judgment to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in an Eligible Account until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4(b) (provided, however, that Insurance Proceeds from the Policies required to be maintained by such Borrower pursuant to Section 8.1(a)(iii) shall be controlled by the Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, the related Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all of the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the related Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant’s fees, shall be paid by the related Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by the related Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b)and that all approvals necessary for the re-occupancy and use of the related Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to the related Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to the related Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to the related Borrower for such purposes and upon such conditions as Lender shall designate.

(d) In the event of foreclosure of the Mortgages, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrowers in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

ARTICLE IX

RESERVE FUNDS

Section 9.1 Required Repairs.

(a) Borrowers shall make the repairs and improvements to the Property set forth on Schedule I and as more particularly described in the Physical Conditions Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as “Required Repairs”). Borrowers shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the date hereof or within such other time frame for completion specifically set forth on Schedule I.

(b) Borrowers shall establish on the date hereof an Eligible Account with Lender to fund the Required Repairs (the “Required Repair Account”) into which Borrower shall deposit on the date hereof the amount of $0.00, which amount equals 125% of the estimated cost for the completion of the Required Repairs. Amounts so deposited shall hereinafter be referred to as the “Required Repair Funds.”

Section 9.2 Replacements.

(a) On an ongoing basis throughout the term of the Loan, Borrowers shall make capital repairs, replacements and improvements necessary to keep each Individual Property in good order and repair and in a good marketable condition or prevent deterioration of each Individual Property, including, but not limited to, those repairs, replacements and improvements more particularly described in the related Physical Conditions Report prepared in connection with the closing of the Loan (collectively, the “Replacements”) and as more particularly set forth on Schedule II attached hereto. Borrowers shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

(b) Borrowers shall establish on the date hereof an Eligible Account with Lender to fund the Replacements (the “Replacement Reserve Account”) into which Borrower shall deposit on the date hereof $0.00. In addition, Borrowers shall deposit $3,200.75 (the “Replacement Reserve Monthly Deposit”) into the Replacement Reserve Account on each Scheduled Payment Date. Amounts so deposited shall hereinafter be referred to as “Replacement Reserve Funds.” Lender may, in its reasonable discretion, adjust the Replacement Reserve Monthly Deposit from time to time sufficient to maintain the proper maintenance and operation of each Individual Property. In the event Lender shall at any time increase the Replacement Reserve Monthly Deposit, Borrowers may, at their election, request that Lender obtain, at the sole cost and expense of Borrowers, a Physical Conditions Report prepared by an engineer selected by Lender, in its reasonable discretion, in which case the Replacement Reserve Monthly Deposit shall be adjusted by Lender based on the results of such report, provided that in no event shall such amounts be reduced below the initial amount of the Replacement Reserve Monthly Deposit set forth herein.

Section 9.3 Intentionally Reserved.

Section 9.4 Required Work. Borrowers shall diligently pursue all Required Repairs and Replacements (collectively, the “Required Work”) to completion in accordance with the following requirements:

(a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $50,000. Upon Lender’s request, Borrowers shall assign any contract or subcontract to Lender.

(b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Required Repair Funds or the Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrowers and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(c) In order to facilitate Lender’s completion of the Required Work, Borrowers grant Lender the right to enter onto each Individual Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect each Individual Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrowers and secured by the Mortgages. For this purpose Borrowers constitute and appoint Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrowers upon Borrowers’ failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrowers empower said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrowers which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrowers might do on their own behalf to fulfill the terms of this Agreement.

(d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrowers additional sums to make or complete any Required Work.

(e) Borrowers shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto any Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at an Individual Property, and to complete any Required Work made pursuant to this Section 9.4. Borrowers shall cause all contractors and subcontractors to cooperate with Lender and Lender’s representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

(f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect any Individual Property at Borrowers’ expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrowers shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrowers shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialman’s or other Liens (except for Permitted Encumbrances).

(h) Before each disbursement of the Reserve Funds, Lender may require the related Borrower to provide Lender with a search of title to the related Individual Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s or other Liens of any nature have been placed against the related Individual Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

(i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(j) Borrowers hereby assign to Lender all rights and claims Borrowers may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

Section 9.5 Release of Reserve Funds.

(a) Upon written request from a Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to the related Borrower amounts from (i) the Required Repair Account to the extent necessary to reimburse the related Borrower for the actual costs of each Required Repair (but not exceeding 125% of the original estimated cost of such Required Repair as set forth on Schedule I, unless Lender has agreed to reimburse such Borrower for such excess cost pursuant to Section 9.5(f)) or (ii) the Replacement Reserve Account to the extent necessary to reimburse such Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse any amounts which would cause the amount of funds remaining in the Required Repair Account after any disbursement (other than with respect to the final disbursement) to be less than 125% of the then current estimated cost of completing all remaining Required Repairs for the related Individual Property, (y) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (z) disburse funds from the Replacement Reserve Account to reimburse the related Borrower for the costs of routine repairs or maintenance to the related Individual Property or for costs which are to be reimbursed from funds held in the Required Repair Account.

(b) Each request for disbursement from any of the Reserve Accounts shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made. With each request the related Borrower shall certify that all Required Work has been performed in accordance with all Legal Requirements. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Required Repair, Replacement (or the portion thereof completed in accordance with Section 9.5(d)), for which disbursement is requested. The related Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

(c) Borrowers shall pay all invoices in connection with the Required Work with respect to which a disbursement is requested prior to submitting such request for disbursement from the Reserve Accounts or, at the request of a Borrower, Lender will issue joint checks, payable to such Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement of the Reserve Funds. In addition, as a condition to any disbursement, Lender may require such Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $10,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the related Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

(d) If (i) the cost of any item of Required Work exceeds $50,000, (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at an Individual Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required.

(e) Borrowers shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.

(f) In the event any Borrower requests a disbursement from the Required Repair Account to reimburse such Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Required Repairs specified on Schedule I, or for a Required Repair to the extent the cost of such Required Repair exceeds 125% of the estimated cost of such Required Repair as set forth on Schedule I (in either case, an “Additional Required Repair”), such Borrower shall disclose in writing to Lender the reason why funds in the Required Repair Account should be used to pay for such Additional Required

Repair. If Lender determines that (i) such Additional Required Repair is of the type intended to be covered by the Required Repair Account, (ii) such Additional Required Repair is not covered or is not of the type intended to be covered by the Replacement Reserve Account, (iii) costs for such Additional Required Repair are reasonable, (iv) the funds in the Required Repair Account are sufficient to pay for such Additional Required Repair and all other Required Repairs for the related Individual Property specified on Schedule I, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Required Repair Account.

(g) In the event any Borrower requests a disbursement from the Replacement Reserve Account to reimburse such Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Replacements specified in the related Physical Conditions Report prepared in connection with the closing of the Loan (an “Additional Replacement”), such Borrower shall disclose in writing to Lender the reason why funds in the Replacement Reserve Account should be used to pay for such Additional Replacement. If Lender determines that (i) such Additional Replacement is of the type intended to be covered by the Replacement Reserve Account, (ii) such Additional Replacement is not covered or is not of the type intended to be covered by the Required Repair Account, (iii) costs for such Additional Replacement are reasonable, (iv) the funds in the Replacement Reserve Account are sufficient to pay for such Additional Replacement and all other Replacements for the Property specified in the Physical Conditions Report, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Replacement Reserve Account.

(h) Lender’s disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

(i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to the related Borrower or credit such excess against future payments to be made to that Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender’s records as being the owner of the related Individual Property. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify the related Borrower of such determination and the related Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to the related Borrower requesting payment thereof.

(j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrowers from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

(k) Upon the earlier to occur of (i) the timely completion of all Required Repairs and any Additional Required Repairs, if any, in accordance with the requirements of this Agreement, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Required Repair Account shall be returned to the related Borrower or the Person shown on Lender’s records as being the owner of the related Individual Property and no other party shall have any right or claim thereto.

(1) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be returned to Borrowers or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.

Section 9.6 Tax and Insurance Reserve Funds. Borrowers shall establish on the date hereof an Eligible Account with Lender or Lender’s agent sufficient to discharge Borrower’s obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the “Tax and Insurance Reserve Account”) into which Borrowers shall deposit on the date hereof $121,401.49, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrowers shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Reserve Funds”). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender’s records as being the owner of each Individual Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to the related Borrower or the person shown on Lender’s records as being the owner of the related Individual Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrowers of such determination and Borrowers shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

Section 9.7 Intentionally Reserved.

Section 9.8 Intentionally Reserved.

Section 9.9 Reserve Funds Generally. (a) (i) Except for the Replacement Reserve Account, no earnings or interest on the Reserve Accounts shall be payable to Borrowers. Neither Lender nor any loan servicer that at any time holds or maintains the non-interest-bearing Reserve Accounts shall have any obligation to keep or maintain the Reserve Accounts or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any non-interest-bearing Reserve Accounts or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall be invested in Permitted Investments, and (B) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

(ii) Funds deposited in the Replacement Reserve Account shall be held in an interest-bearing business savings account and interest shall be credited to Borrowers. In no event shall Lender or any loan servicer that at any time holds or maintains the Replacement Reserve Account be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the Replacement Reserve Account and shall be disbursed in accordance with Section 9.5 above; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrowers agree that they shall include all interest on Replacement Reserve Funds as the income of Borrowers (and, if a Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrowers, as the case may be), and shall be the owner of the Replacement Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.

(b) Borrowers grant to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan “control” of the Reserve Accounts within the meaning of the UCC.

(c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

(d) Lender shall furnish or cause to be furnished to Borrowers, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

(e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrowers, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrowers unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

(f) If any Event of Default occurs, Borrowers shall immediately lose all of their rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender’s satisfaction, or (ii) the payment in full of the Debt. In addition, at Lender’s election, Borrowers shall lose all of their rights to receive interest on the Replacement Reserve Account during the occurrence and continuance of an Event of Default. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgages.

(g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts (i) any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning the Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

(h) Borrowers shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(i) Borrowers will maintain the security interest created by this Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrowers, Borrowers will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(j) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Lender to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Accounts has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith. Lender shall not be liable to Borrowers for any act or omission done or omitted to be done by Lender in reliance upon any instruction, direction or certification received by Lender and without gross negligence or willful misconduct.

(k) Beyond the exercise of reasonable care in the custody thereof, Lender shall have any duty as to any Reserve Funds in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. In no event shall Lender or its Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds, or for any diminution in value thereof, by reason of the act or omission of Lender, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct or intentional nonperformance by Lender of its obligations under this Agreement.

ARTICLE X

INTENTIONALLY RESERVED

ARTICLE XI

EVENTS OF DEFAULT; REMEDIES

Section 11.1 Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) if any portion of the Debt is not paid prior to the tenth day following the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

(b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid when the same are due and payable;

(c) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender as provided in Section 8.1;

(d) if any Borrower breaches any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in Article 7 hereof;

(e) if any representation or warranty of, or with respect to, any Borrower, Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;

(f) if (i) any Borrower, or any managing member or general partner of any Borrower, Borrower Principal, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower, any managing member or general partner of any Borrower, Borrower Principal, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower, any managing member or general partner of any Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Borrower, any managing member or general partner of any Borrower, Borrower Principal, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower, any managing member or general partner of any Borrower, Borrower Principal, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g) if any Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Individual Property, whether it be superior or junior in lien to the Mortgages

(h) if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(i) if any federal tax lien is filed against any Borrower, any member or general partner of any Borrower, Borrower Principal, or any SPE Component Entity (if any) or the Property and same is not discharged of record within thirty (30) days after same is filed;

(j) if a judgment is filed against any Borrower in excess of $10,000 which is not vacated or discharged within 30 days;

(k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

(1) if any Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to any Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Lender’s consent; or any Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA;

(m) if any Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and such Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require such Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days; or

(n) if any of the assumptions contained in any opinion relating to issues of substantive consolidation delivered to the Lender in connection with the Loan, or in any other opinion relating to substantive consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect.

Section 11.2 Remedies.

(a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1 (f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

ARTICLE XII

ENVIRONMENTAL PROVISIONS

Section 12.1 Environmental Representations and Warranties. Borrowers represent and warrant, based upon an Environmental Report of the Property and information that Borrowers know or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Properties, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Individual Properties for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in material violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from any Individual Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the any Individual Property except as described in the Environmental Report; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Individual Properties except as described in the Environmental Report; (e) Borrowers do not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from any Individual Property; and (f) Borrowers have truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Individual Properties known to Borrowers or contained in Borrowers’ files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Individual Properties and/or to the environmental condition of the Individual Properties. With respect to the Glen Rock Property and the Lyndhurst Property:

(i) the related Property is not located within a “freshwater wetlands” or a “transition area,” each as defined by N.J.S.A. 13:9B-3, and is not subject to the terms of the New Jersey Freshwater Wetlands Protection Act, as amended, N.J.S.A. 13:9B-1 et. seq., or the rules and regulations promulgated thereunder,

(ii) Borrower shall not conduct or cause or permit to be conducted on the Property any activity which constitutes an Industrial Establishment (as such term is defined in ISRA (as defined below)) without the prior written consent of Lender. In the event that the provisions of ISRA become applicable to the Property subsequent to the date hereof, Borrower shall give prompt written notice thereof to Lender and shall take immediate requisite action to insure full compliance therewith. The related Borrower shall deliver to Lender copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance. The related Borrower’s obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to sale, transfer, closure or termination of operations associated with any foreclosure action, including, without limitation, a foreclosure action brought with respect to the related Mortgage. In connection with the purchase of the related Property, the related Borrower required that the seller of the related Property comply with the provisions of ISRA and the seller did comply therewith or the related Borrower determined that the purchase of the related Property was not a transaction subject to ISRA, and

(iii) the related Property has not been and is not now being used as a Major Facility (as defined in the Environmental Laws), and the related Borrower shall not use the Property as a Major Facility in the future without the prior written consent of Lender. If the related Borrower ever becomes an owner or operator of a Major Facility, then the related Borrower shall furnish the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d, and shall duly file with the Director of the Division of Taxation in the New Jersey Department of the Treasury a tax report or return, and shall pay all taxes due therewith, in accordance with N.J.S.A. 58:10-23, 11b.

Section 12.2 Environmental Covenants. Borrowers covenant and agree that so long as Borrowers own, manage, is in possession of, or otherwise control the operation of the Individual Properties: (a) all uses and operations on or of the Individual Properties, whether by Borrowers or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from any Individual Property; (c) there shall be no Hazardous Materials in, on, or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Individual Properties for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrowers shall keep the Individual Properties free and clear of all Environmental Liens; (e) Borrowers shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrowers shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any Individual Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that any Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrowers shall, at their sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Individual Property; and (ii) comply with any Environmental Law; (h) Borrowers shall not allow any tenant or other user of any Individual Property to violate any Environmental Law; and (i) Borrowers shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards any Individual Property; (B) any non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or potential Environmental Lien against any Individual Property; (D) any required or proposed remediation of environmental conditions relating to any Individual Property; and (E) any written or oral notice or other communication of which Borrowers becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials. Any failure of Borrowers to perform their obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Individual Properties.

Section 12.3 Lender’s Rights. Upon reasonable written notice (except in the case of an emergency, determined in Lender’s sole discretion, or if an Event of Default has occurred and is continuing) Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of any Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrowers shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

Section 12.4 Operations and Maintenance Programs. If recommended by the Environmental Report or any other environmental assessment or audit of the any of the Individual Properties, Borrowers shall establish and comply with an operations and maintenance program with respect to any Individual Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on any Individual Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrowers’ sole expense, supplemental examination of any Individual Property by consultants specified by Lender, (d) access to any Individual Property by Lender, its agents or servicer, to review and assess the environmental condition of any Individual Property and Borrowers’ compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

Section 12.5 Environmental Definitions. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act and as to the Glen Rock Property and the Lyndhurst Property, the New Jersey Industrial Site Recovery Act, as amended (“ISRA”), the New Jersey Spill Compensation and Control Act, as amended, the New Jersey Underground Storage of Hazardous Substances Act, as amended, and the New Jersey Water Pollution Control Act, as amended, that apply to the related Borrowers or the Individual Properties and relate to Hazardous Materials or protection of human health or the environment. “Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrowers or any other Person. “Environmental Report” means the written reports resulting from the environmental site assessments of each of the Individual Properties delivered to Lender in connection with the Loan. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any

Individual Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

Section 12.6 Indemnification.

(a) Except with respect to the Fontana Property, Borrowers and Borrower Principal covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under any Individual Property; (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from any Individual Property; (iii) any activity by Borrowers, any Person affiliated with Borrowers, and any Tenant or other user of any Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Individual Property of any Hazardous Materials at any time located in, under, on or above any Individual Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above any Individual Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any Individual Property or operations thereon, including but not limited to any failure by any Borrower, any person or entity affiliated with any Borrower, and any tenant or other user of any Individual Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (vi) any acts of any Borrower, any person or entity affiliated with any Borrower, and any tenant or other user of any Individual Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.

(b) Upon written request by any Indemnified Party, Borrowers and Borrower Principal shall defend same for any of the actions described in Section 12.6(a) above (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrowers and Borrower Principal shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(c) Notwithstanding the foregoing, Borrowers shall have no liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrowers can conclusively prove both that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the related Individual Property and that such Losses were not caused by the direct or indirect actions of any Borrower, Borrower Principal, or any partner, member, principal, officer, director, trustee or manager of any Borrower or Borrower Principal or any employee, agent, contractor or Affiliate of any Borrower or Borrower Principal. The obligations and liabilities of Borrowers and Borrower Principal under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgages.

ARTICLE XIII

SECONDARY MARKET

Section 13.1 Transfer of Loan. Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein (“Participations”) or syndicate the Loan (“Syndication”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”) (the Syndication or the issuance of Participations and/or Securities, a “Securitization”).

Section 13.2 Delegation of Servicing. At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

Section 13.3 Dissemination of Information. Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the “Investor”) or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrowers, any managing member or general partner thereof, Borrower Principal, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrowers or otherwise, as Lender determines necessary or desirable. Borrowers irrevocably waive any and all rights they may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

Section 13.4 Cooperation. Borrowers and Borrower Principal agree to cooperate with Lender in connection with any sale or transfer of the Loan or any Participation and/or Securities created pursuant to this Article 13, including, without limitation, the delivery of an estoppel certificate required in accordance with Section 5.12(a) and such other documents as may be reasonably requested by Lender. Borrowers shall also furnish and Borrowers and Borrower Principal consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency and any and all information concerning the Individual Properties, the Leases, the financial condition of Borrowers or Borrower Principal as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale or transfer of the Loan or any Participations or Securities. At the request of the holder of the Note and, to the extent not already required to be provided by Borrowers under this Agreement, Borrowers and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers and take such actions as requested by Lender in connection with the Securitization, including, without limitation, to:

(a) provide updated financial, budget and other information with respect to the Individual Properties, Borrowers and Borrower Principal and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of any Individual Property obtained in connection with the making of the Loan (all of the foregoing being referred to as the “Provided Information”);

(b) make changes to the organizational documents of any Borrower, any SPE Component Entity and their respective principals;

(c) at Borrowers’ expense, (i) cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, and (ii) if required by the Rating Agencies, Borrowers shall obtain a new New York enforceability opinion from counsel acceptable to Lender, which shall be in form and substance acceptable to Lender, the Rating Agencies and the Investors, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

(d) permit site inspections, appraisals, market studies and other due diligence investigations of any or all of the Individual Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

(e) make the representations and warranties with respect to the Individual Properties, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents and such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies;

(f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrowers shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or (ii) in the reasonable judgment of Borrowers, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrowers, materially increase Borrowers’ obligations and liabilities under the Loan Documents;

(g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of Borrowers certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrowers in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrowers as of the date of the closing date of the Securitization;

(h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

(i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

All reasonable third party costs and expenses incurred by Borrowers or Lender in connection with Borrowers’ complying with requests made under this Section 13.4 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrowers.

In the event that Borrowers request any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrowers shall pay all of the costs and expenses of Lender, Lender’s servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

ARTICLE XIV

INDEMNIFICATIONS

Section 14.1 General Indemnification. Borrowers shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Properties or any part thereof; (d) any failure of any Individual Property to be in material compliance with any Applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work and Additional Required Repairs or Additional Replacements, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 14.2 Mortgage and Intangible Tax Indemnification. Borrowers shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgages, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 14.3 ERISA Indemnification. Borrowers shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section 5.18 of this Agreement.

Section 14.4 Survival. The obligations and liabilities of Borrowers under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgages.

ARTICLE XV

EXCULPATION

Section 15.1 Exculpation.

(a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrowers or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgages and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgages and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrowers or Borrower Principal, as applicable, only to the extent of Borrowers’ or Borrower Principal’s interest in each Individual Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgages and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrowers or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgages or the other Loan Documents; (ii) impair the right of Lender to name Borrowers or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgages; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, the Environmental Indemnity and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgages; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrowers or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided, however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrowers and Borrower Principal (except with respect to the Fontana Borrower and Fontana Property) shall be personally liable to Lender on a joint and several basis for Losses due to:

(i) fraud or intentional misrepresentation by any Borrower, Borrower Principal or any other Affiliate of any Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgages, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

(ii) any Borrower’s misapplication or misappropriation of Rents received by any Borrower after the occurrence of an Event of Default;

(iii) any Borrower’s misapplication or misappropriation of tenant security deposits, Rents or other payments collected in advance;

(iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

(v) any Borrower’s failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender’s utilization thereof), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;

(vi) any Borrower’s failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of such Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

(vii) any act of actual waste or arson by any Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;

(viii) any Borrower’s failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property;

(ix) any Borrower’s gross negligence or willful misconduct;

(x) any Borrower’s failure to comply with Section 8.1 hereof;

(xi) any Borrower’s failure to comply with the covenants of Article 12 and the Environmental Indemnity; or

(xii) any Borrower’s breach of any of the representations contained in Section 6.4 and/or Section 6.5 hereof.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt immediately shall become fully recourse to Borrowers and Borrower Principal (except with respect to the Fontana Borrower and Fontana Property), jointly and severally, in the event of (i) a default by any Borrower, Borrower Principal or any SPE Component Entity (if any) of any of the covenants set forth in Article 6 (except as to Sections 6.1(a)(xv) or 6.1(a)(xviii)) or Article 7 hereof, or (ii) if (A) a voluntary bankruptcy or insolvency proceeding is commenced by any Borrower under the U.S. Bankruptcy Code or any similar federal or state law, or (B) an involuntary bankruptcy or insolvency proceeding is commenced against any Borrower in connection with which an Affiliate of any Borrower or Borrower Principal has or have colluded in any way with the creditors commencing or filing such proceeding under the U.S. Bankruptcy Code or any similar federal or state law which is not dismissed within ninety (90) days.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111 (b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgages or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgages or the other Loan Documents.

ARTICLE XVI

NOTICES

Section 16.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	Bank of America, N. A.
Capital Markets Servicing Group
555 South Flower Street
6th floor
CA9-706-06-42
Los Angeles, California 90071
Attn: Servicing Manager
Telephone No: (800) 462-0505
Facsimile No.: (213)345-6587

With a copy to:	Cadwalader, Wickersham & Taft LLP
227 West Trade Street, Suite 2400 Charlotte, North Carolina 28202 Attention: James P. Carroll, Esq. Facsimile No.: (704) 348-5200

If to Borrowers:	c/o Extra Space
2795 E. Cottonwood Parkway, #400 Salt Lake City, Utah 84121 Attention: Kenneth M. Woolley Facsimile No.: (801) 365-4947

With a copy to:	Nelson, Christensen & Helsten
68 South Main Street, 6th Floor Salt Lake city, Utah 84101 Attention: Bruce Nelson, Esq. Facsimile No.: (801)363-3614

With a copy to:	Extra Space
2795 E. Cottonwood Parkway, #400 Salt Lake City, Utah 84121 Attention: David L. Rasmussen, Esq. Facsimile No.: (801)365-4947

If to Borrower:
Principal:	c/o Extra Space
2795 E. Cottonwood Parkway, #400 Salt Lake City, Utah 84121 Attention: Kenneth M. Woolley Facsimile No.: (801) 365-4947

With a copy to:	Nelson, Christensen & Helsten
68 South Main Street, 6th Floor Salt Lake city, Utah 84101 Attention: Bruce Nelson, Esq. Facsimile No.: (801)363-3614

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

ARTICLE XVII

FURTHER ASSURANCES

Section 17.1 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrowers will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 17.2 Recording of Mortgage, etc. Borrowers forthwith upon the execution and delivery of the Mortgages and thereafter, from time to time, will cause the Mortgages and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon each Individual Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, each Individual Property. Borrowers will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgages, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to each Individual Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of title Mortgages, any deed of trust or mortgage supplemental hereto, any security instrument with respect to any Individual Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 17.3 Further Acts, etc. Borrowers will, at the cost of Borrowers, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrowers may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgages, or for complying with all Legal Requirements. Borrowers, on demand, will execute and deliver, and in the event they shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrowers or without the signature of Borrowers to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in each Individual Property. Borrowers grant to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

Section 17.4 Changes in Tax, Debt Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of any Individual Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in any Individual Property, Borrowers will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrowers would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrowers will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against any Individual Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of any Individual Property, or any part thereof, for real estate tax purposes by reason of the Mortgages or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgages, or any of the other Loan Documents or impose any other tax or charge on the same, Borrowers will pay for the same, with interest and penalties thereon, if any.

Section 17.5 Expenses. Borrowers covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrowers (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrowers’ ongoing performance of and compliance with Borrowers’ respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrowers, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrowers’ compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to the Individual Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

ARTICLE XVIII

WAIVERS

Section 18.1 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon.

Section 18.2 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

Section 18.3 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 18.4 Trial by Jury. BORROWERS, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A

TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWERS ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWERS, BORROWER PRINCIPAL AND LENDER.

Section 18.5 Waiver of Notice. Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrowers.

Section 18.6 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 18.7 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrowers, for themselves and their successors and assigns, waive all rights to a marshalling of the assets of Borrowers, Borrower’s partners and others with interests in Borrowers, and of the Individual Properties, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Individual Properties in preference to every other claimant whatsoever.

Section 18.8 Waiver of Statute of Limitations. Borrowers hereby expressly waive and release, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 18.9 Waiver of Counterclaim. Borrowers hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 18.10 Gradsky Waivers. With respect to the Fontana Property, Borrower Principal hereby waives each of the following:

(a) Any rights of Borrower Principal of subrogation, reimbursement, indemnification, and/or contribution against Borrowers or any other person or entity, and any other rights and defenses that are or may become available to Borrower Principal or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code;

(b) Any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Borrower Principal’s subrogation rights, rights to proceed against Borrowers for reimbursement, or any other rights of Borrower Principal to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates); and

(c) Any rights or defenses Borrower Principal may have because its obligations under this Agreement (the “Borrower Principal Obligations” are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure to the Borrower Principal Obligations.

The provisions of this subsection (c) mean, among other things:

(y) Lender may collect from Borrower Principal without first foreclosing on any real or personal property collateral pledged by Borrowers for the Debt; and

(z) If Lender forecloses on a real property pledged by Borrowers:

(1) The Borrower Principal Obligations shall not be reduced by the price for which the collateral sold at the foreclosure sale or the value of the collateral at the time of the sale.

Lender may collect from Borrower Principal even if Lender, by foreclosing on the real property collateral, has destroyed any right of Borrower Principal to collect from Borrowers. Further, the provisions of this Agreement constitute an unconditional and irrevocable waiver of any rights and defenses Borrower Principal may have because Borrowers’ obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure.

ARTICLE XIX

GOVERNING LAW

Section 19.1 Choice of Law.

(A) THE PARTIES AGREE THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OR BORROWER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK AND BORROWER AND LENDER EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT.

Section 19.2 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.3 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

ARTICLE XX

MISCELLANEOUS

Section 20.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 20.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 20.3 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 20.4 Cost of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrowers or any of their constituent Persons or an assignment by Borrowers or any of their constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrowers shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrowers in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

Section 20.5 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 20.6 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

Section 20.7 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Individual Properties other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c) The general partners, members, principals and (if a Borrower is a trust) beneficial owners of Borrowers are experienced in the ownership and operation of properties similar to the Individual Properties, and Borrowers and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Individual Properties. Borrowers are not relying on Lender’s expertise, business acumen or advice in connection with the Property.

(d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgages, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f) Borrowers recognize and acknowledge that in accepting this Agreement, the Note, the Mortgages and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Individual Properties and notwithstanding any investigation of the Individual Properties by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgages and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

Section 20.8 Publicity. All news releases, publicity or advertising by Borrowers or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Bane of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. The Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Individual Properties, the Borrowers, the Borrower Principal and their respective Affiliates without the approval of Borrowers or any such Persons. Borrowers also agree that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC, and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

Section 20.9 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or its Affiliates.

Section 20.10 Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 20.11 Joint and Several. If Borrowers consist of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

EXTRA SPACE OF RAYNHAM LLC, a Massachusetts limited liability company

By:
	Name:	Kent W. Christensen
	Title:	Manager

EXTRA SPACE OF FONTANA ONE LLC, a California limited liability company

By:
	Name:	Kent W. Christensen
	Title:	Manager

EXTRA SPACE OF MERRIMACK LLC, a New Hampshire limited liability company

By:
	Name:	Kent W. Christensen
	Title:	Manager

EXTRA SPACE OF DOYLESTOWN LLC, a Delaware limited liability company

By:
	Name:	Kent W. Christensen
	Title:	Manager

Properties Five\Loan Agreement

EXTRA SPACE OF GLEN ROCK LLC, a New Jersey limited liability company

By:
	Name:	Kent W. Christensen
	Title:	Manager

BORROWER PRINCIPAL:

Acknowledged and agreed to with respect to its obligations set forth in Article 4, Article 5, Section 12.6, Section 13.4, Article 15 and Article 18 hereof:

KENNETH M. WOOLLEY, an Individual

Properties Five\Loan Agreement

LENDER:

BANK OF AMERICA, N.A., a national banking association

By:
Name:
Title:

Properties Five\Loan Agreement

EXHIBIT A

Equity Ownership Structure for Each Borrower

SCHEDULE I

REQUIRED REPAIRS

NONE

SCHEDULE II

REPLACEMENTS

Repair Walkway Right Side of Building	$3,000.00

Regrade and Clean Out Swales and Rear Retent.	$10,000.00

Asphalt/Concrete	$2,000.00

Exterior Building Maint.	$4,000.00

Roof Systems	$71,000.00

ADA Corrective Work	$3,000.00

AC Condensing Units	$3,800.00

Air Handling Units	$2,000.00

Electrical Repair	$2,500.00

SCHEDULE III

INDIVIDUAL PROPERTIES

	INDIVIDUAL PROPERTY	RELATED BORROWER	ALLOCATED LOAN AMOUNT
1.	1650 New State Highway, Raynham, MA	Extra Space of Raynham LLC, a Massachusetts limited liability company	$3,640,000

2.	390 N. Broad Street, Doylestown, PA (the “Doylestown Property”)	Extra Space of Doylestown LLC, a Delaware limited liability company	$3,824,000

3.	500 Broad Street, Glen Rock, NJ (the “Glen Rock Property”)	Extra Space of Glen Rock LLC, a New Jersey limited liability company	$4,080,000

4.	501 Schluyler Avenue, Lyndhurst, NJ (the “Lyndhurst Property”)	Extra Space of Glen Rock LLC, a New Jersey limited liability company	$6,944,000

5.	15713 Valley Boulevard, Fontana, CA (the “Fontana Property”)	Extra Space of Fontana One LLC, a California limited liability company	$3,440,000

6.	751 Daniel Webster Highway, Merrimack, NH	Extra Space of Merrimack LLC, a New Hampshire limited liability company	$3,752,000